Exhibit 10.1

CONFIDENTIAL SEVERANCE AGREEMENT

AND GENERAL WAIVER AND RELEASE OF ALL CLAIMS

This Confidential Severance Agreement and General Waiver and Release of All Claims (the “Agreement”) is made by and between Bill.com Holdings, Inc., a Delaware corporation, together with its affiliates, successors, assigns and licensees (collectively “the Company”) and Thomas J. Clayton (the “Employee”) in complete, final, and binding settlement of all claims and potential claims, if any, with respect to their employment relationship (the Company and Employee may individually be referred to herein as a “Party,” and collectively as the “Parties”).

1. Agreement. This Agreement is based upon the following:

1.1. On or about August 21, 2020, the Company hired Employee as an at-will Chief Revenue Officer. The Parties also entered into a Change in Control and Severance Agreement (the “CIC and Severance Agreement”), an Employee Invention Assignment and Confidentiality Agreement, and an Employee Invention Assignment and Confidentiality Agreement. .

1.2. The Employee has voluntarily resigned his employment with the Company effective February 18, 2022 (the “Separation Date”). Employee will receive his final pay for all hours worked up through the Separation Date, including accrued and unused vacation. Similarly, even if Employee does not sign this Agreement, he will be offered benefits to which he is entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and California COBRA, and retain all benefits to which he is entitled under the Company’s 401k plan.

1.3. Employee acknowledges and agrees that the Company has paid all of Employee’s salary, wages, payments, compensation, bonus(es), commissions, vacation pay, reimbursements, stock and/or equity, and/or other compensation and/or benefits of any kind or nature to which Employee is or may be entitled as an employee of the Company or otherwise through the Separation Date.

1.4. The Parties have reached an agreement which they believe is in their mutual best interests and assures that there are no outstanding disputes between Employee and the Company.

1.5. Employee agrees that Employee will keep the existence and terms of this Agreement confidential as further described in Section 7.2. Further Employee agrees to maintain his resignation confidential until its public disclosure by the Company (“Public Disclosure”). Following the Public Disclosure and until the Separation Date, Employee will not communicate with any person at the Company with the exception of Rene’ Lacerte, Raj Aji, Jackie Hendy and Blake Murray unless otherwise permitted by the Company in writing via email.

2. Consideration.

2.1. Provided that (i) Employee executes this Agreement, Employee will receive the following:

2.1.1. In consideration for Employee’s promises made herein, the Company agrees, and upon satisfaction of the conditions identified herein, to pay Employee the gross sum

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of ninety-seven thousand, five hundred dollars ($97,500.00) which represents approximately three (3) months of Employee’s base salary (the “Severance Payment”) in full and final settlement of matters encompassed by this Agreement, less applicable federal and state payroll taxes and other withholding obligations to be characterized as consideration for Employee’s execution of this Agreement, which shall be paid within fifteen (15) days after the Separation Date but in no event earlier than the Effective Date as defined in Section 9.17. Employee agrees that the severance payment and benefits identified in this Agreement are items of value being provided in exchange for his promises in this Agreement, and Employee acknowledges that he is not otherwise entitled to the Severance Payment.

2.1.2. The Company has previously granted to Employee the following awards under the Company’s 2019 Equity Incentive Plan (the “Plan”): 64,873 restricted stock units (“RSUs”), and options to purchase 40,545 shares of the Company’s Common Stock (“Options”). The exercise price for the Option granted on September 28, 2020, is $97.54 per share (“Option 1”) and the exercise price for the Option granted on July 20, 2021 is $197.41 per share (“Option 2”). As of the Separation Date, the RSUs have vested on November 28, 2021 as to 13,711 RSUs and remain unvested as to 51,162 RSUs (the “Unvested RSUs”); Option 1 has vested on November 28, 2021 as to 8,048 shares and remains unvested as to 24,142 shares (the “Unvested Option 1 Shares”); Option 2 has vested on November 28, 2021, as to 522 shares and remains unvested as to 7,833 shares (the “Unvested Option 2 Shares”). Employee acknowledges and agrees that as a result of the termination of his employment on the Separation Date, none of the Unvested RSUs, Unvested Option 1 Shares or Unvested Option 2 Shares would ever vest but for this Agreement. In further consideration for Employee’s promises made herein, the Company agrees that, on the Effective Date, and provided that the conditions described herein have been satisfied, Employee shall vest in 8,109 of the Unvested RSUs, 4,023 of the Unvested Option 1 Shares, and 1,044 of the Unvested Option 2 Shares. The RSUs and Options will continue otherwise to be governed by the applicable award agreements and the Plan. Without limiting the generality of the foregoing, pursuant to the terms of the Plan, Employee will have 90 days following the Separation Date to exercise vested Options, including both those that were already vested on the Separation Date and those that vest pursuant to this Agreement. Options that vest pursuant to this Agreement may be exercised only after the Effective Date.

2.1.3. Notwithstanding Employee’s execution of this Agreement, the Company will provide Employee with information and documentation regarding Employee’s right to elect to continue Employee’s group medical and dental insurance, at Employee’s sole expense, in accordance with COBRA, and in accordance with the terms of the America Rescue Plan Act of 2021 (“ARPA”). In further consideration for Employee’s promises made herein, the Company agrees, and upon satisfaction of the conditions identified herein, if Employee elects COBRA coverage, Company agrees to pay Employee for each month during which COBRA coverage is in effect, but not later than April 30, 2022, an amount prior to any required tax withholding equal to the COBRA premium cost for coverage in the group health plan(s) in which Employee is currently enrolled (the “Benefits”). After the above date, Employee will be solely responsible to pay the entire COBRA premiums for continued group health coverage if Employee wishes to continue coverage under COBRA. All terms of coverage will be in accordance with the provisions of COBRA as described in the separate COBRA notification form that will be given to Employee and his enrolled dependents. Employee agrees that the Benefits identified in this Agreement are

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items of value being provided in exchange for his promises in this Agreement, and Employee acknowledges that he is not otherwise entitled to the Benefits.

2.1.4. Employee acknowledges and agrees that payment of the amounts set forth in this Agreement will fully satisfy all obligations owed to Employee in connection with his employment by the Company and the termination of such employment. Without limiting the generality of the foregoing Employee agrees that he is not entitled to any additional payments of benefits pursuant to the CIC and Severance Agreement, and waives any rights he may have pursuant to the CIC and Severance Agreement.

3. Complete Waiver and Release.

3.1. General Waiver and Release. As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, waives and discharges the Company, and each and all of the Company’s owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, former employees, representatives, attorneys, benefit plans, insurers, parent companies, divisions, subsidiaries, affiliates (and owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, benefit plans and insurers of such parent companies, divisions, subsidiaries and affiliates) and all persons acting by, through, or under or in concert with any of them (collectively, the “Releasees”) from any and all claims, causes of action, demands, complaints and liabilities (including but not limited to attorney’s fees and costs) of any kind whatsoever, whether now known or unknown, suspected or claimed, which Employee has or may claim to have against any Releasee relating to or arising out of any matter or thing which occurred on or prior to the date of execution of this Agreement, including, without limitation, any and all claims arising out of or relating to Employee’s employment with the Company and/or Employee’s termination of employment, and any claims arising out of or relating to any contract between the Company or the Employee, including without limitation any of the Prior Employee Agreements. The released, waived, and discharged claims also include, but are not limited to claims of any kind for unfair competition, wrongful discharge, constructive discharge, defamation, invasion of privacy, infliction of emotional distress, misrepresentation or fraudulent inducement, breach of any express or implied contract, claims arising under any Company handbook, manual, policy, or practice, claims arising from any offer, agreement or contract (express or implied and/or written or verbal), any other claims for severance pay, attorney’s fees and costs, expenses, benefits, bonuses, back pay, overtime wages, future wage loss, front pay, claims for benefits under any employee benefit plan or program, claims for a breach of an implied covenant of good faith and fair dealing, claims for interference with contract, negligence, or claims under any other federal, state, municipal, or local insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules or regulations, public policy, contract or tort laws, or any claim of retaliation under such laws, or any claim arising under common law, or under the United States and California Constitutions or any amendments thereto, or any other claim which could be asserted against the Releasee(s) or which arise out of the Employee’s employment relationship with the Company or the termination of that employment relationship. This release also covers any claims for physical, mental or emotional injuries alleged by Employee.

3.2. Knowing and Voluntary Waiver and Release of Federal & State Statutes. The released, waived, and discharged claims also include, but are not limited to, all claims of any kind

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arising under the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act; the Equal Pay Act; the Employee Retirement Income Security Act (ERISA), as amended; the Family and Medical Leave Act; the Fair Labor Standards Act; the Worker Adjustment and Retraining Notification Act (WARN Act); the Reconstruction Era Civil Rights Act, as amended; the Sarbanes-Oxley Act; the Immigration Control and Reform Act; the Occupational Safety and Health Act; the Health Insurance Portability and Accountability Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Equal Pay Act; the California Civil, Government, and Labor Codes (including, without limitation, Sections 1400- 1408); the California Industrial Welfare Commission Wage Orders; the California Business & Professions Code Section 17200 et seq.; or any other federal, state, municipal and/or local statutes, regulations, or ordinances. This Release is intended to comply with the Older Workers Benefit Protection Act. Employee acknowledges and agrees that Employee is specifically waiving rights and claims under the Age Discrimination in Employment Act. The Parties agree that the release set forth in this entire Section 3 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

3.3. Waiver and Release of Monetary Recovery for Claims Brought on Employee’s Behalf. This release covers not only any and all claims Employee ever had or now has against any Releasee, but it also covers any claim for a monetary recovery asserted on Employee’s behalf by any other person or entity including, without limitation, any government agency, and Employee waives the right to any such monetary recovery.

3.4. Not Waived and Released. Employee is not, by signing this Agreement, releasing or waiving rights or claims that cannot be released or waived under applicable law such as: (1) any vested interest Employee may have in any 401(k), retirement or profit sharing plan by virtue of Employee’s employment with the Company; (2) any rights Employee may have under state unemployment or workers’ compensation laws; (3) any rights Employee may have under California Labor Code § 2802 or similar federal or state statute; (4) the right to file a charge or complaint with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or governmental agency that is authorized to enforce or administer laws related to employment, although, as noted above, Employee waives, and agrees not to take, any award of money or other damages if Employee files such a charge; or (5) the right to testify, assist, or participate in an investigation, hearing, or proceeding authorized by law, including but not limited to an investigation, hearing or proceeding conducted by a government agency.

4. Waiver of Known & Unknown Claims, Including a Specific Waiver of California Civil Code § 1542.

4.1. Employee expressly waives all rights afforded by California Civil Code § 1542, which limits the effect of a release with respect to unknown claims, and any similar state statutes. Employee understands the significance of Employee’s release of unknown claims and Employee’s waiver of statutory protection against a release of unknown claims.

Employee expressly waives California Civil Code § 1542, which states as follows:

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A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.

4.2. Employee hereby specifically acknowledges and agrees that Employee’s waiver of known and unknown claims and of California Civil Code § 1542 is knowing and voluntary.

4.3. Employee further acknowledges and agrees that:

4.3.1. The consideration given for the waiver and release in this Agreement is in addition to anything of value to which Employee already is entitled;

4.3.2. But for this Agreement, Employee would not be entitled to the consideration provided in this Agreement, above.

5. Agreement to Cooperate/Duty to Notify.

5.1. Employee agrees that Employee shall, upon the Company’s request, cooperate and assist the Company in any dispute, controversy, or litigation in which the Company may be involved and with respect to which the Employee obtained knowledge while employed by the Company or which may involve events that occurred while Employee was employed by the Company, including, but not limited to, participation in any court or arbitration proceedings, giving of testimony, signing of affidavits, or such other personal cooperation as the Company shall request.

5.2. Employee agrees that Employee will not voluntarily assist other individuals or entities in bringing or litigating claims against the Company or any Releasee. Employee agrees to notify the Company immediately, but in no event later than the next business day, if: (a) Employee is served with or receives a subpoena, court order, or any other written request or order to provide testimony, documents, or information in any legal proceeding involving the Company; or (b) Employee is contacted or otherwise solicited informally for information regarding the Company or Employee’s time with the Company by any third-party. In the event Employee is requested or required by subpoena or other court order to provide testimony, documents or information, Employee will use reasonable efforts to resist disclosure until an appropriate motion to quash or protective order may be sought by the Company or a written waiver of compliance with the provisions of this Agreement is granted in the sole discretion of the Company. For the avoidance of doubt, the restrictions in this Section 5.2 are not intended to prevent Employee from exercising Employee’s rights to testify, assist, or participate in an investigation, hearing, or proceeding authorized by law, including but not limited to an investigation, hearing or proceeding conducted by a government agency.

5.3. Any notices required under this Section 5 must be submitted in writing to the attention of Raj Aji, General Counsel and Chief Compliance Officer, Bill.com Holdings, Inc., at raji@hq.bill.com.

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6. Company Property/Proprietary Information/Non-Solicitation.

6.1. Employee represents and warrants that, as of the Separation Date, Employee has returned, or will immediately return, all Company computers, files, devices, records, data, notes,

recordings, reports, proposals, lists, customer lists, cost sheets, correspondence, cellular phones, pagers, printers, software, materials, equipment, Company-issued credit cards, keys and any and all copies or duplicates of the same and/or any other Company property in Employee’s possession, custody or control. Employee further represents and warrants that no copies of any such Company property have been made or kept by Employee or by anyone else to whom Employee may have given such copies of Company property.

6.2. Employee acknowledges and agrees that by reason of Employee’s position with the Company, Employee may have been given access to Proprietary Information concerning the Company’s business and financial affairs. To the extent Employee was given access to the Company’s Proprietary Information, Employee agrees to keep such Proprietary Information in strictest confidence and trust, and not to disclose, use, or induce or assist in the use or disclosure of any Proprietary Information for any purpose at any time in the future, without the prior express written consent of the Company or as required by law. Employee acknowledges and agrees that in the event Employee breaks Employee’s promises in this Section 6, the Company’s obligation to pay or provide any of the consideration set forth in Section 2 shall immediately terminate, and the Company shall have the right to liquidated damages in the amount of One Hundred Thousand ($100,000.00) per breach, which is stipulated by the Parties to be an amount that does not exceed 10% of the value of the consideration received by Employee pursuant to Section 2.1.1. Employee further acknowledges and agrees that the restrictions in this Section 6 are material terms of this Agreement and are fair and reasonable.

6.3. In the event Employee is requested or required by subpoena or other Court order to disclose any Proprietary Information, Employee will provide immediate notice of such request(s) to the Company and will use reasonable efforts to resist disclosure until an appropriate protective order may be sought or a waiver of compliance with the provisions of this Agreement granted. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is nonetheless, in the written opinion of Employee’s counsel, legally required to disclose Proprietary Information, then Employee may disclose such information without liability hereunder, provided that the Company has been given a reasonable opportunity to review and approve such disclosure before it is made and that disclosure is limited to only the Proprietary Information specifically required to be disclosed.

6.4. For purposes of this Agreement, “Proprietary Information” shall be defined as information generally unavailable to the public that has been created, discovered, developed, received or otherwise become known to the Company or in which property rights have been established in, assigned or otherwise conveyed to the Company, which information has material economic value or potential material economic value to the business in which the Company is or will be engaged. Proprietary Information shall include, but not be limited to trade secrets (as defined by the Uniform Trade Secrets Act and the California Uniform Trade Secrets Act), compilations, devices, drawings, plans, research, patterns, processes, formulas, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, all technical data, proposals, reports, invoices, purchase orders, registrars, ledgers, spreadsheets,

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costs of materials, prices obtained for products and services, lists or other written records used in the Company’s business, personnel information concerning employee production levels and performance, client lists, client information compiled by the Company, software, programs, source codes, modifications, and information (whether or not necessarily in writing) which has actual or potential economic value to the Company.

6.5. Notwithstanding any other provision in this Agreement, Proprietary Information shall not include information: (1) that is in the public domain (provided Employee did not disclose such information to the public without the Company’s consent or in violation of this Section 6); (2) regarding Employee’s own amount of compensation and information regarding the Company’s working conditions; (3) Employee discloses regarding the wages of other Company employees or inquiries Employee makes regarding such employees’ wages; (4) that cannot be the subject of enforceable contractual restrictions on disclosure and use under applicable law.

6.6. The Parties’ Non-Competition and Proprietary Information Agreements. Except as otherwise set forth in this Agreement and/or where not inconsistent, the Parties understand and agree that the Non-Competition Agreement and Proprietary Information Agreement remain in full force and effect. The termination of Employee’s employment shall not be treated as a termination by the Company for purposes of the Non-Competition Agreement, and the Restrictive Period shall continue until the third anniversary of the Closing Date, as such terms are defined in the Non

Competition Agreement.

7. Confidentiality/Non-Disparagement.

7.1. The Parties’ Prior Employee Invention Assignment and Confidentiality Agreement. Except as otherwise set forth in this Agreement and/or where not inconsistent, the Parties understand and agree that the Parties’ Employee Invention Assignment and Confidentiality Agreement remains in full force and effect.

7.2. Employee agrees that Employee will keep the existence and terms of this Agreement confidential and that Employee shall not disclose this information to third parties, except to Employee’s spouse, financial advisor, attorney, or except as compelled by law. Employee agrees not to disparage the Company or any other Releasee (as that term is defined in Section 3.1 above) at any time in the future, to the extent permitted by law. For purposes of this Agreement, non-disparagement means Employee will not directly or indirectly for himself or on behalf of any other person, libel, slander, and/or disparage the Company in any manner that is harmful to the business, methods of doing business, business and employment practices and/or policies, business reputation, or personal reputation of the Company or of any of the same of its directors, officers, consultants, independent contractors, agents, partners, investors, lenders, customers, suppliers, stockholders, and/or employees. Employee’s obligations under this Section 7 are in addition to, and not in lieu of, Employee’s obligations under Section 3 of the Non Competition Agreement, and any breach by Employee of Section 3 of such Agreement shall be considered a breach of this Section 7.

7.3. The Company will announce that the Employee has voluntarily resigned, and will not provide any additional information regarding the circumstances relating to the Employee’s resignation unless required by applicable law. Company agrees not to disparage the Employee at

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any time in the future, to the extent permitted by law. For purposes of this Agreement, non disparagement means the Company’s directors and officers will not directly or indirectly for themselves or on behalf of any other person, libel, slander, and/or disparage the Employee in any manner that is harmful to Employee’s business or personal reputation.

7.4. Nothing in this Section 7 shall prohibit Employee from providing truthful information in response to a subpoena or other legal process, or shall be construed to limit Employee’s rights under the National Labor Relations Act.

7.5. Employee acknowledges and agrees that if Employee breaks Employee’s promises in Section 7.2, the Company’s obligation to pay or provide any amount under Section 2 shall immediately terminate, and the Company shall have the right to liquidated damages in the amount of One Hundred Thousand Dollars ($100,000.00) per breach, which is stipulated by the Parties to be an amount that does not exceed 10% of the value of the consideration received by Employee pursuant to Section 2.1. et seq. Employee further acknowledges and agrees that the restrictions in this Section 7 are material terms of this Agreement and are fair and reasonable.

8. Arbitration.

You and Bill.com agree to submit to mandatory binding arbitration any and all claims arising out of or related to your employment with Bill.com and the termination thereof, including, but not limited to, claims for unpaid wages, wrongful termination, torts, stock or stock options or other ownership interest in Bill.com, and/or discrimination (including harassment) based upon any federal, state or local ordinance, statute, regulation or constitutional provision except that each party may, at its, his or her option, seek injunctive relief in court related to the improper use, disclosure or misappropriation of a party’s private proprietary, confidential or trade secret information. All arbitration hearings shall be conducted in Santa Clara County, California. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO SUCH CLAIMS, This letter does not, however, restrict your right to file administrative claims you may bring before any government agency where, as a matter of law, the parties may not restrict the employee’s ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, the parties agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted through JAWS before a single neutral arbitrator, in accordance with the JAMS employment arbitration rules then in effect. The JAMS rules may be found and reviewed at https://www.jamsadr.com/rules-employment-arbitration. If you are unable to access these rules, please let me know and I will provide you with a hardcopy. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based.

9. Miscellaneous.

9.1. Non-Admission of Liability. Neither the transfer of any consideration, the doing of any of the acts referred to in this Agreement, nor anything else contained herein shall be taken or construed to be an admission on the part of the Parties, or any of them, of any claims, liabilities,

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obligations, damages or losses or expenses that could have been asserted in any claim, demand, debt, account, cause of action and/or obligation of any kind whatsoever.

9.2. Entire Agreement. This is the entire Agreement between Employee and the Company and supersedes any and all prior agreements or understandings between the Parties hereto regarding the subject matter hereof, including without limitation each of the Prior Employee Agreements, with the sole exceptions of the Non-Competition Agreement and the Proprietary Information

Agreement, each of which, except as expressly modified by this Agreement, shall remain in effect in accordance with its terms. This Agreement may only be amended or modified by a written document signed by both Parties. The Company has made no promises to Employee regarding the subject matters hereof other than those contained in this Agreement.

9.3. Severability. Should any portion of this Agreement be declared or determined by any court or arbitrator to be illegal, invalid or unenforceable, the illegal, invalid, or unenforceable portion of this Agreement shall be interpreted as narrowly as possible and shall be deemed stricken and severed from this Agreement, and all other parts, terms, provisions and portions of this Agreement shall remain unaffected and shall be given full force and effect.

9.4. Counterparts. This Agreement may be executed and delivered in two or more counterparts (including facsimile and electronic “.pdf” copies thereof), each of which when so executed and delivered shall be deemed original, and together shall constitute one and the same instrument.

9.5. Interpretation; Headings. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any Party, and shall be construed without any consideration as to which Party drafted it. The titles of various sections in this Agreement are intended solely for convenience of reference, and are not intended and shall not be deemed for any purpose whatsoever to modify, explain or place construction upon any of the provisions of this Agreement and shall not affect the meaning or interpretation of this Agreement.

9.6. Assignment. This Agreement is personal to Employee and may not be assigned by Employee without the express written agreement of the Company. The rights and obligations of this Agreement shall inure to the successors and assigns of the Company.

9.7. Injunctive Relief. In the event of any violation of any provision of this Agreement, the Company, in addition to all other monetary and other rights and remedies available to it under this Agreement or applicable law, shall be entitled to receive, without bond, injunctive and other equitable relief from a court of competent jurisdiction restraining and enjoining Employee from any violation of any provision of this Agreement. Employee further acknowledges and agrees that the various restrictions set forth in this Agreement are material terms of this Agreement and were a material inducement to the Company to agree to the Severance Consideration.

9.8. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through

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Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

9.9. No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

9.10. No Oral Modification. This Agreement may only be amended in writing and when signed by all Parties to the Agreement.

9.11. No Waiver. The failure of either Party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

9.12. Section 409A. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. To the extent payable by March 15 of the calendar year following the calendar year in which the Separation Date has occurred, the payments set forth in Section 2 are intended to be exempt from Section 409A of the Code and the final regulations and any guidance promulgated thereunder (“Section 409A”) under the “short-term deferral exception” set forth in Section 1.409A

1(b)(4) of the Treasury Regulations. To the extent one or more of the payments set forth in Section 2 do not satisfy the “short-term deferral exception”, such payments are intended to qualify as payments made as a result of an involuntary separation from service pursuant to Section 1.409A 1(b)(9) of the Treasury Regulations and are exempt from Section 409A. The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Notwithstanding the foregoing, under no circumstances shall the Company, or any Releasee, have any liability to Employee by reason of any additional tax or penalty imposed on him pursuant to Section 409A or any comparable state tax law.

9.13. General Indemnification. Employee represents and agrees that Employee will indemnify, defend, and hold Releasees harmless from any and all claims, liens, and rights to payment, known or unknown, with respect to any federal, state, or local taxes that may be payable by Employee as a result of the Severance Consideration provided by Company.

9.14. No Lawsuits/Agency Actions. Employee represents that Employee has no lawsuits, claims, and/or actions pending in Employee’s name, or on behalf of any other person or entity, against Company or any other person or entity referred to herein. Nothing in this Agreement shall be construed to prohibit Employee from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), the Department of Labor (DOL), the California Department of Fair Employment and Housing (DFEH), the California Labor and Workforce Development Agency (LWDA), the California

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Department of Labor Standards Enforcement (DLSE), and/or any comparable federal, state and/or local agency. Notwithstanding the foregoing, Employee agrees to waive Employee’s right to recover monetary damages in any charge, complaint, or lawsuit filed by Employee or by anyone else on Employee’s behalf.

9.15. Choice of Law; Attorney’s Fees and Costs. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to conflict-of-laws principles. If a suit, action, arbitration or other proceeding of any nature whatsoever is instituted in connection with any controversy arising out of this Agreement or to interpret or enforce any rights or obligations under this Agreement, the prevailing Party shall recover its reasonable attorney’s fees and costs.

9.16. Voluntary Execution of Agreement. Employee acknowledges and agrees that Employee has had a reasonable amount of time to reflect on and consider signing this Agreement, that Employee has carefully read and considered this Agreement, that Employee fully understands its final and binding effect, that the only promises made to Employee to sign this Agreement are those stated and contained in this Agreement, and that employee is signing this Agreement knowingly and voluntarily, after having had the opportunity for consultation with independent legal counsel, with the intent to be legally bound by its terms.

9.17. Right to Consider and Revoke; Effective Date.

9.17.1. By his execution of this Agreement, Employee acknowledges and agrees that he has been given at least twenty-one (21) days to consider this Agreement, and that he has been advised by the Company to consult with an attorney of his choosing, and at his expense, prior to signing. Employee may accept this Agreement at any time prior to the close of business on the twenty-first day after it is furnished to him by e-mailing a copy of the executed signature page to Rene’ Lacerte, CEO, Bill.com Holdings, Inc. at rlacerte@hq.bill.com with a copy to Raj Aji, General Counsel and Chief Compliance Officer, Bill.com Holdings, Inc., at raji@hq.bill.com.. The 21 day period for consideration will not be restarted as a result of any amendments to this Agreement. Employee has the right to revoke this Separation Agreement after signing it by written notice to the Company not more than seven (7) days after the date of his execution of this Agreement. Notice of revocation should be addressed to the Company to the attention of Rene’ Lacerte, with a copy to Raj Aji and delivered by e-mail as described above not later than the seventh day after the Agreement is signed. This Agreement shall not be binding or enforceable until the eighth day after Employee executes and delivers this Agreement without Employee having exercised his revocation right (the “Effective Date”), and if Employee chooses to revoke this Agreement, the Agreement shall be null and void and, without limiting the generality of the foregoing, Employee shall no longer be entitled to the pay and benefits under Section 2 or any other Section of this Agreement. Notwithstanding the foregoing, and for avoidance of doubt, revocation of this Agreement shall no effect on Employee’s obligations under the Employee Invention Assignment and Confidentiality Agreement. The provisions of Section 8.4 relating to execution in counterparts shall apply.

9.17.2. If Employee accepts this Agreement prior to the Separation Date, then payment of the amounts described in Section 2 is conditioned upon Employee executing a supplemental release (the “Supplemental Release”), on or after the Separation Date but not more

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than twenty-one (21) days after the Supplemental Release is furnished to him, pursuant to which Employee agrees to waive, release and discharge the Releasees from all of the claims described in Section 3 to the extent such claims arise between the date of execution of this Agreement and the date on which the Supplemental Release is signed. All of the provisions of this Agreement shall apply to the Supplemental Release, and Employee shall have a period of seven days after signing the Supplemental Release to revoke the Supplemental Release in the manner described in Section 9.17.1. If a Supplemental Release is required, the Effective Date, as defined in Section 9.17.1, shall be the eighth day after Employee executes and delivers the Supplemental Release without Employee having exercised his revocation right, and if Employee either fails to execute the Supplemental Release, or chooses to revoke the Supplemental Release, the Agreement shall be null and void, and, without limiting the generality of the foregoing, Employee shall no longer be entitled to the pay and benefits under Section 2 or any other Section of this Agreement.

THE UNDERSIGNED STATE THAT THEY HAVE CAREFULLY READ THE AGREEMENT, HAVE CONSULTED COUNSEL CONCERNING THIS AGREEMENT, AND KNOW AND UNDERSTAND ITS CONTENTS.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below:

TOM CLAYTON

The “Employee”

By: /s/ Tom Clayton

Date signed: January 28, 2022

The Bill.com Holdings, Inc.

The “Company”

By: /s/ Rene Lacerte

Title: Founder and CEO

Date signed: January 28, 2022

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